UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        December 17, 2008

AVALONBAY COMMUNITIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia	22314
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code              (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06                                       Material Impairments.

On December 17, 2008 AvalonBay Communities, Inc. (the “Company”) announced that the Company had completed a review of the Company’s operating and investment plan in the context of current and anticipated economic, capital and real estate market conditions and concluded that the general deterioration in capital market conditions and the related declines in employment levels and credit availability are market conditions that do not support the development and construction of certain new apartment communities previously in planning.

Accordingly, the Company approved a plan under which the Company will no longer pursue certain development parcels or rights, which will result in charges for impairments to the value of land holdings, charges for abandoned pursuit costs for land not owned but under option, and severance charges for planned overhead reductions.  These charges will be recorded during the fourth quarter and year ended December 31, 2008 and are detailed further as follows:

•                                          Impairment Charges:  The Company expects to incur a non-cash charge of between $55 to $65 million for impairment in value for eight land parcels owned that the Company will not develop.  The impairment charge is the difference between estimated fair value and current capitalized carrying value.

•                                          Abandoned Pursuit Charges: The Company will take a non-cash charge of approximately $7 million for previously capitalized costs for seven specific development rights for land under option agreements that will not proceed to development.

•                                          Severance Costs:  The Company expects to incur a cash charge of approximately $3 million for severance and related costs associated with overhead reductions as the Company takes steps to reduce the size of the organization needed to support a lower level of new development.

The impairment-related charges above are not currently expected to result in material future cash expenditures.

For additional information concerning the impairment charges and other matters discussed above, refer to Exhibit 99.1 attached to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01                                       Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 17, 2008 regarding the reduction in planned development activity and related charges to earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

December 18, 2008
	By:	/s/ Thomas J. Sargeant
	Name:	Thomas J. Sargeant
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 17, 2008 regarding the reduction in planned development activity and related charges to earnings.